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Capital Markets
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DIAMONDROCK HOSPITALITY COMPANY REPORTS THIRD QUARTER 2025 RESULTS
Raises Midpoint of 2025 Adjusted EBITDA and Adjusted FFO Guidance
Repurchased 4.8 Million Common Shares Year To Date
BETHESDA, Maryland, Thursday, November 6, 2025 – DiamondRock Hospitality Company (NYSE: DRH) (the “Company”), a lodging real estate investment trust that owns a portfolio of 36 premium hotels and resorts in the United States, today announced results of operations for the quarter ended September 30, 2025.

HIGHLIGHTS
•Net Income: Net income attributable to common stockholders was $20.1 million, or $0.10 per diluted share, a decrease of 16.3% compared to the third quarter of 2024.
•Adjusted EBITDA: $79.1 million, an increase of 2.7% compared to the third quarter of 2024.
•Adjusted FFO per Diluted Share: $0.29, an increase of 7.4% compared to the third quarter of 2024.
•Comparable RevPAR: $214.21, a decrease of 0.3% compared to the third quarter of 2024.
•Comparable Total RevPAR: $323.29, an increase of 1.5% compared to the third quarter of 2024, driven by a 5.1% increase in out-of-room revenues.
•Comparable Hotel Adjusted EBITDA: $83.2 million, an increase of 1.5% compared to the third quarter of 2024.
•Comparable Hotel Adjusted EBITDA Margin: 29.14%, a decrease of 3 basis points compared to the third quarter of 2024.
•Credit Facility Refinanced and Upsized, Remaining Secured Debt Repaid: On July 22, 2025, the Company completed a $1.5 billion refinancing of its senior unsecured credit facility, increasing its size and extending its maturity schedule. In July 2025 and September 2025, the Company utilized the proceeds of the refinancing to repay the mortgage loans secured by the Hotel Clio and Westin Boston Seaport District, respectively, resulting in a fully unencumbered portfolio.
•Share Repurchases: Year-to-date through November 6, 2025, the Company has repurchased 4.8 million shares of its common stock at a weighted average price of $7.72 per share, for total consideration of approximately $37.1 million.

"We are pleased to report that third quarter results exceeded our expectations. A rebound in short term group and business transient demand contributed to stronger than expected room revenues, while robust banquet and catering spend drove incremental growth in out-of-room spending at our hotels. Thanks to the innovative efficiency efforts of our operators and asset management team – executed without compromising the guest experience – expenses rose by only 1.6% during the quarter and 1.4% year-to-date.

Despite the ongoing political and economic environment, our team has skillfully navigated demand channels, enabling DiamondRock to outperform industry RevPAR trends. Our success is anchored in a thoughtfully curated portfolio of hotels, each strategically positioned to deliver above-market growth and profitability. This foundation, combined with strong alignment with our operating partners and a best-in-class asset management team, positions us for continued growth.

In July, we successfully refinanced and expanded our senior unsecured credit facility to $1.5 billion and extended our earliest maturity to 2028. We also repaid two mortgage loans during the quarter, eliminating all secured debt. All our debt is now fully prepayable without penalty. During the third quarter, we capitalized on the compelling total return potential of our shares by repurchasing 1.5 million common shares. Our conservative balance sheet and growing free cash flow per share provide significant optionality with respect to capital allocation decisions made for the benefit of our shareholders."

- Jeffrey J. Donnelly, Chief Executive Officer of DiamondRock Hospitality Company

OPERATING RESULTS
Please see “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDAre,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO” and a reconciliation of these measures to net income. “Comparable” operating results and statistics include all hotels owned as of September 30, 2025 for all periods presented. See “Comparable Hotel Operating Statistics and Results” and “Reconciliation of Comparable Operating Results” attached to this press release for an explanation of our comparable hotels and a reconciliation to historical amounts. “Actual” operating results and statistics include the operating results and statistics for all hotels for only the Company’s respective ownership periods.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	Change	2025	2024	Change
	(unaudited, $ amounts in millions, except hotel statistics and per share amounts)
Comparable Operating Results(1)
ADR	$281.05	$282.05	(0.4)%	$285.07	$282.05	1.1%
Occupancy	76.2%	76.2%	—%	73.4%	73.8%	(0.4)%
RevPAR	$214.21	$214.79	(0.3)%	$209.25	$208.07	0.6%
Total RevPAR	$323.29	$318.60	1.5%	$321.78	$317.33	1.4%
Room Revenues	$189.1	$189.5	(0.2)%	$548.1	$546.7	0.3%
Total Revenues	$285.4	$281.1	1.5%	$842.9	$833.8	1.1%
Hotel Adjusted EBITDA	$83.2	$82.0	1.5%	$239.9	$239.3	0.3%
Hotel Adjusted EBITDA Margin	29.14%	29.17%	(3) bps	28.46%	28.69%	(23) bps
Available Rooms	882,740	882,372	368	2,619,435	2,627,661	(8,226)

Actual Operating Results(2)
Total Revenues	$285.4	$285.1	0.1%	$846.0	$850.8	(0.6)%
Net income attributable to common stockholders	$20.1	$24.0	(16.3)%	$67.9	$51.9	30.8%
Earnings per diluted share	$0.10	$0.11	(9.1)%	$0.33	$0.25	32.0%
Adjusted EBITDA(3)	$79.1	$77.0	2.7%	$225.7	$228.2	(1.1)%
Adjusted FFO(3)	$59.2	$57.1	3.7%	$171.1	$170.7	0.2%
Adjusted FFO per diluted share(3)	$0.29	$0.27	7.4%	$0.82	$0.80	2.5%
(1) Amounts include the pre-acquisition operating results for AC Hotel Minneapolis Downtown from January 1, 2024 to September 30, 2024 and exclude the operating results for Westin Washington D.C. City Center sold on February 19, 2025. The pre-acquisition operating results were obtained from the seller of the hotel during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.
(2) Actual operating results include the operating results and statistics of all hotels for the Company's respective ownership periods.
(3) Effective January 1, 2025, the Company excludes share-based compensation from its calculations of Adjusted EBITDA and Adjusted FFO. Amounts reported for 2024 have been adjusted to reflect the current year presentation.

CAPITAL EXPENDITURES
The Company invested approximately $60.9 million in capital improvements at its hotels during the nine months ended September 30, 2025. The Company currently expects to invest $85.0 to $90.0 million in capital improvements at its hotels in 2025, a reduction of $5.0 million from its prior expectation. Significant projects in 2025 include the following:

•Hilton Garden Inn New York / Times Square Central: The Company completed a renovation of the hotel's guestrooms during the first quarter of 2025.
•Sedona Repositioning: The Company completed the repositioning of Orchards Inn as The Cliffs at L'Auberge during the third quarter 2025, which integrated the hotel with the adjacent L'Auberge de Sedona and included construction of a new hillside pool and path connecting the two properties, renovation of the guestrooms and creation of a new arrival experience and new outdoor event space. The renovation of the guestrooms, arrival experience and event space was completed in May 2025 and the pool and path connection were completed in September 2025.
•Kimpton Hotel Palomar Phoenix: The Company completed a renovation of the hotel's guestrooms during the third quarter of 2025.

DEBT REFINANCING
On July 22, 2025, the Company successfully refinanced, upsized, and extended the maturities under its senior unsecured credit facility (the "Amended Credit Facility"), further enhancing the strength and flexibility of its conservative balance sheet. The Amended Credit Facility was increased from $1.2 billion to $1.5 billion and is comprised of (i) a $400 million revolving credit facility maturing in January 2030, with two six-month extension options exercisable at the Company's option, (ii) a $500 million term loan maturing in January 2028, with two six-month extension options exercisable at the Company's option, (iii) a $300 million term loan maturing in January 2029, with two six-month extension options exercisable at the Company's option, and (iv) a $300 million term loan maturing in January 2030. The Amended Credit Facility bears interest pursuant to a leverage-based pricing grid ranging from 1.35% to 2.25% over SOFR. Based upon the Company's current leverage, the pricing is at the lowest end of the grid.
The Company utilized the incremental proceeds from the Amended Credit Facility to repay the $53.9 million mortgage loan secured by the Hotel Clio in July 2025 and the $166.2 million mortgage loan secured by the Westin Boston Seaport District in September 2025. Following these repayments, the Company has no maturities until January 2028, its portfolio is fully unencumbered of secured debt, and its debt is fully prepayable without penalty.

BALANCE SHEET
As of September 30, 2025, the Company had total debt outstanding of $1.1 billion, consisting of three unsecured term loans bearing a weighted average interest rate of 5.3%, $400 million available under its undrawn revolving credit facility, and approximately $145.3 million of unrestricted cash on hand.

SHARE REPURCHASE PROGRAM
During the quarter ended September 30, 2025, the Company repurchased 1.5 million shares of its common stock at an average price of $7.87 per share for a total purchase price of $11.8 million. Year to date through November 6, 2025, the Company has repurchased 4.8 million shares of its common stock at an average price of $7.72 for a total purchase price of $37.1 million. The Company currently has $137.0 million of remaining capacity under its $200.0 million share repurchase program.

DIVIDENDS
The Company declared a quarterly cash dividend of $0.08 per share on its common stock, which was paid on October 14, 2025 to shareholders of record as of September 30, 2025. The Company paid a quarterly dividend of $0.515625 per share on its 8.250% Series A Cumulative Redeemable Preferred Stock on September 30, 2025 to shareholders of record as of September 19, 2025.

GUIDANCE
Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission, which may cause actual results to differ materially from the anticipated results expressed or implied below.

The Company anticipates full year 2025 results to be in the following ranges:

Metric	Current Guidance		Previous Guidance		Change at Midpoint
	Low End	High End	Low End	High End
Comparable RevPAR Growth	(0.5)%	0.5%	(1.0)%	1.0%	—%
Comparable Total RevPAR Growth	0.0%	1.0%	(0.5%)	1.5%	—%
Adjusted EBITDA	$287 million	$295 million	$275 million	$295 million	$6.0 million
Adjusted FFO	$213 million	$221 million	$200.5 million	$220.5 million	$6.5 million
Adjusted FFO per share	$1.02 per share	$1.06 per share	$0.96 per share	$1.06 per share	$0.03

Full year 2025 guidance is based in part on the following assumptions:
•Full year corporate expenses of approximately $24 million to $25 million, excluding share-based compensation, unchanged from prior guidance;
•Full year cash interest expense of approximately $62 million to $63 million, a decrease of $1.0 million at the midpoint of prior guidance;
•Fully diluted weighted average common shares and units of 208.5 million; and
•3,502,175 full year available rooms.

EARNINGS CALL
The Company will host a conference call to discuss its third quarter results on Friday, November 7, 2025, at 9:00 a.m. Eastern Time. The conference call will be accessible by telephone and through the internet. Interested individuals are requested to register for the call using this link to obtain dial-in and webcast details. Registration details are also available by visiting https://investor.drhc.com. A replay of the conference call webcast will be archived and available online.

ABOUT THE COMPANY
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in leisure destinations and top gateway markets. The Company currently owns 36 premium quality hotels with approximately 9,600 rooms. The Company has strategically positioned its portfolio to be operated both under leading global brand families as well as independent boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as "believe," "expect," "intend," "project," "forecast," "plan" and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the adverse impact of any future pandemic, epidemic or outbreak of any highly infectious disease on the U.S., regional and global economies, travel, the hospitality industry, and the financial condition and results of operations of the Company and its hotels; negative developments or volatility in the economy, including, but not limited to elevated inflation and interest rates, job loss or growth trends, the imposition of trade sanctions or tariffs and any potential retaliatory responses thereto, an increase in unemployment or a decrease in corporate earnings and investment; risks associated with the lodging industry overall, including, without limitation, decreases in the frequency of travel, decreases in the demand for, or frequency of, international travel as a result of evolving global trade dynamics or otherwise, and increases in operating costs; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company's filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

DIAMONDROCK HOSPITALITY COMPANY

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30, 2025	December 31, 2024
ASSETS	(Unaudited)	(Audited)
Property and equipment, net	$2,605,828	$2,631,221
Assets held for sale	—	93,400
Right-of-use assets	89,264	89,931
Restricted cash	50,081	47,408
Due from hotel managers	173,677	145,947
Prepaid and other assets	82,217	82,963
Cash and cash equivalents	145,336	81,381
Total assets	$3,146,403	$3,172,251

LIABILITIES AND EQUITY
Liabilities:
Debt, net of unamortized debt issuance costs	$1,098,756	$1,095,294
Lease liabilities	86,585	85,235
Due to hotel managers	132,574	121,734
Liabilities of assets held for sale	—	3,352
Deferred rent	76,680	73,535
Unfavorable contract liabilities, net	56,964	58,208
Accounts payable and accrued expenses	92,466	79,201
Distributions declared and unpaid	17,430	49,034
Deferred income related to key money, net	7,482	7,726
Total liabilities	1,568,937	1,573,319
Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized;
8.250% Series A Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share), 4,760,000 shares issued and outstanding at September 30, 2025 and December 31, 2024	48	48
Common stock, $0.01 par value; 400,000,000 shares authorized; 203,903,882 and 207,592,210 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	2,039	2,076
Additional paid-in capital	2,233,400	2,268,521
Accumulated other comprehensive loss	(5,934)	(1,360)
Distributions in excess of earnings	(661,187)	(679,050)
Total stockholders’ equity	1,568,366	1,590,235
Noncontrolling interests	9,100	8,697
Total equity	1,577,466	1,598,932
Total liabilities and equity	$3,146,403	$3,172,251

DIAMONDROCK HOSPITALITY COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues:
Rooms	$189,088	$192,471	$550,443	$559,465
Food and beverage	67,415	65,787	213,084	212,279
Other	28,881	26,871	82,430	79,088
Total revenues	285,384	285,129	845,957	850,832
Operating Expenses:
Rooms	46,529	47,919	137,644	139,472
Food and beverage	47,181	47,319	144,146	145,275
Other departmental and support expenses	68,127	67,357	202,132	199,774
Management fees	7,096	7,093	19,520	20,411
Franchise fees	9,731	10,117	28,782	29,710
Other property-level expenses	24,967	24,752	77,883	78,558
Depreciation and amortization	28,340	28,356	84,388	84,542
Impairment losses	1,076	1,596	1,076	1,596
Corporate expenses	8,567	7,660	25,715	45,083
Total operating expenses	241,614	242,169	721,286	744,421

Interest expense	17,111	16,986	47,137	49,434
Interest (income) and other (income) expense, net	(2,298)	(1,001)	(4,526)	(3,265)
Loss on debt extinguishment	5,850	—	5,850	—
Total other expenses, net	20,663	15,985	48,461	46,169
Income before income taxes	23,107	26,975	76,210	60,242
Income tax expense	(469)	(418)	(618)	(696)
Net income	22,638	26,557	75,592	59,546
Less: Net income attributable to noncontrolling interests	(113)	(125)	(375)	(256)
Net income attributable to the Company	22,525	26,432	75,217	59,290
Distributions to preferred stockholders	(2,454)	(2,454)	(7,362)	(7,362)
Net income attributable to common stockholders	$20,071	$23,978	$67,855	$51,928
Earnings per share:
Earnings per share available to common stockholders - basic	$0.10	$0.11	$0.33	$0.25
Earnings per share available to common stockholders - diluted	$0.10	$0.11	$0.33	$0.25

Weighted-average number of common shares outstanding:
Basic	205,407,644	209,339,807	206,896,023	210,729,779
Diluted	206,392,934	210,208,081	207,918,506	211,600,114

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, EBITDAre, Adjusted EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO. We also present Comparable Total Revenue, Comparable Room Revenues, Comparable Hotel Adjusted EBITDA and Comparable Hotel Adjusted EBITDA Margin. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with U.S. GAAP. EBITDA, EBITDAre, Adjusted EBITDA, Hotel Adjusted EBITDA, FFO, Adjusted FFO, Comparable Total Revenue, Comparable Room Revenues, Comparable Hotel Adjusted EBITDA and Comparable Hotel Adjusted EBITDA Margin, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, EBITDAre, Adjusted EBITDA, Hotel Adjusted EBITDA, FFO, Adjusted FFO, Comparable Total Revenue, Comparable Room Revenues, Comparable Hotel Adjusted EBITDA and Comparable Hotel Adjusted EBITDA Margin, to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable U.S. GAAP financial measures, and our consolidated statements of operations and comprehensive income and consolidated statements of cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with U.S. GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by U.S. GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our U.S. GAAP results and the reconciliations to the corresponding U.S. GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA and EBITDAre

EBITDA represents net income (calculated in accordance with U.S. GAAP) excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. The Company computes EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre represents net income (calculated in accordance with U.S. GAAP) adjusted for: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; (4) gains or losses on the disposition of depreciated property including gains or losses on change of control; (5) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (6) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

We believe EBITDA and EBITDAre are useful to an investor in evaluating our operating performance because they help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization, and in the case of EBITDAre, impairment and gains or losses on dispositions of depreciated property) from our operating results. In addition, covenants included in our debt agreements use EBITDA as a measure of financial compliance. We also use EBITDA and EBITDAre as measures in determining the value of hotel acquisitions and dispositions.

FFO

The Company computes FFO in accordance with standards established by Nareit, which defines FFO as net income (calculated in accordance with U.S. GAAP) excluding gains or losses from sales of properties and impairment losses, plus real estate related depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate related depreciation and amortization and gains or losses on the sale of assets. The Company also uses FFO as one measure in assessing its operating results.

Adjustments to EBITDAre and FFO

We adjust EBITDAre and FFO when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO when combined with U.S. GAAP net income, EBITDAre and FFO, is beneficial to an investor's complete understanding of our consolidated and property-level operating performance. We adjust EBITDAre and FFO for the following items:

•Non-Cash Lease Expense and Other Amortization: We exclude the non-cash expense incurred from the straight line recognition of expense from our ground leases and other contractual obligations and the non-cash amortization of our favorable and unfavorable contracts, originally recorded in conjunction with certain hotel acquisitions. We exclude these non-cash items because they do not reflect the actual cash amounts due to the respective lessors in the current period and they are of lesser significance in evaluating our actual performance for that period.

•Cumulative Effect of a Change in Accounting Principle: The Financial Accounting Standards Board promulgates new accounting standards that require or permit the consolidated statement of operations and comprehensive income to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these adjustments, which include the accounting impact from prior periods, because they do not reflect the Company’s actual underlying performance for the current period.

•Gains or Losses from Debt Extinguishment: We exclude the effect of gains or losses recorded on debt extinguishment because these gains or losses result from transaction activity related to the Company’s capital structure that we believe are not indicative of the ongoing operating performance of the Company or our hotels.

•Hotel Acquisition Costs: We exclude hotel acquisition costs expensed during the period because we believe these transaction costs are not reflective of the ongoing performance of the Company or our hotels.

•Severance Costs: We exclude corporate severance costs, or reversals thereof, incurred with the termination of corporate-level employees and severance costs incurred at our hotels related to lease terminations or structured severance programs because we believe these costs do not reflect the ongoing performance of the Company or our hotels.

•Hotel Manager Transition and Hotel Pre-Opening Costs: We exclude the transition costs associated with a change in hotel manager and the pre-opening costs associated with the redevelopment or rebranding of a hotel because we believe these items do not reflect the ongoing performance of the Company or our hotels.

•Share-Based Compensation Expense: We exclude share-based compensation expense as it is a non-cash item. This adjustment aligns with the calculation of Adjusted EBITDA for our financial covenant ratios under our credit facility, supporting consistency in our financial reporting and covenant compliance, as well as comparability with our peers.

•Other Items: From time to time we incur costs or realize gains that we consider outside the ordinary course of business and that we do not believe reflect the ongoing performance of the Company or our hotels. Such items may include, but are not limited to, the following: non-cash realized gains or losses on our deferred compensation plan assets; management or franchise contract termination fees; terminated transaction costs; gains or losses from legal settlements; costs incurred related to natural disasters; and gains on property insurance claim settlements, other than income related to business interruption insurance.

In addition, to derive Adjusted FFO, we exclude any unrealized fair value adjustments to interest rate swaps and the portion of our non-cash ground lease expense recognized as interest expense. We exclude these non-cash amounts because they do not reflect the underlying performance of the Company.

Hotel Adjusted EBITDA

We believe that Hotel Adjusted EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance, excluding the impact of our capital structure (primarily interest), our asset base (primarily depreciation and amortization), and our corporate-level expenses. With respect to Hotel Adjusted EBITDA, we believe that excluding the effect of corporate-level expenses provides a more complete understanding of the operating results over which individual hotels and third-party management companies have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues.

Comparable Hotel Operating Statistics and Results

We believe that presenting comparable hotel operating statistics (such as ADR, occupancy, RevPAR, Total RevPAR and Available Rooms) and results (such as Room Revenues, Total Revenues, Hotel Adjusted EBITDA, and Hotel Adjusted EBITDA Margin) is useful to investors because these measures help facilitate year-over-year comparisons of the performance of hotels owned by us as of the reporting date. Our comparable portfolio includes hotels (i) owned and in operation by us for the entirety of the periods presented and (ii) acquired by us during the period as though the acquisition happened at the beginning of the period presented. We make adjustments for recently acquired hotels to include operating statistics and results for periods prior to our ownership. As a result, changes as compared to periods prior to our ownership will not necessarily correspond to changes in our actual results. In addition, comparable metrics excludes results and operating statistics for hotels that were sold during the reporting period or held for sale at the end of the period. We believe these comparable measures provide more consistent metrics for comparing the performance of our hotels.

Our comparable portfolio for the nine months ended September 30, 2025 includes all of our hotels owned as of September 30, 2025 and excludes the Westin Washington D.C. City Center sold on February 19, 2025.

Reconciliations of Non-GAAP Measures

EBITDA, EBITDAre, Adjusted EBITDA and Hotel Adjusted EBITDA

The following tables are reconciliations of our GAAP net income to EBITDA, EBITDAre and Adjusted EBITDA and Hotel Adjusted EBITDA (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024 (As Adjusted)(1)	2025	2024 (As Adjusted)(1)
Net income	$22,638	$26,557	$75,592	$59,546
Interest expense	17,111	16,986	47,137	49,434
Income tax expense	469	418	618	696
Real estate related depreciation and amortization	28,340	28,356	84,388	84,542
EBITDA	68,558	72,317	207,735	194,218
Impairment losses	1,076	1,596	1,076	1,596
EBITDAre	69,634	73,913	208,811	195,814
Non-cash lease expense and other amortization	1,279	1,531	3,862	4,604
Share-based compensation expense (2)	2,035	1,377	5,591	6,524
Hotel pre-opening costs	135	156	479	925
Terminated transaction costs	151	—	1,058	—
Loss on debt extinguishment	5,850	—	5,850	—
Severance costs	—	—	—	20,362
Adjusted EBITDA	79,084	76,977	225,651	228,229
Corporate expenses	6,365	6,263	18,368	18,147
Interest (income) and other (income) expense, net	(2,281)	(981)	(3,827)	(3,215)
Hotel Adjusted EBITDA	$83,168	$82,259	$240,192	$243,161
(1) Effective January 1, 2025, the Company excludes share-based compensation expense from its calculation of Adjusted EBITDA. Amounts reported for 2024 have been adjusted to reflect the current year presentation.
(2) For each of the three months ended September 30, 2025 and 2024, amounts include less than $0.1 million of non-cash realized gains related to our deferred compensation plan. For the nine months ended September 30, 2025 and 2024, amounts include $0.7 million and less than $0.1 million, respectively, of non-cash realized gains related to our deferred compensation plan.

	Full Year 2025 Guidance
	Low End	High End
Net income	$88,433	$97,433
Interest expense	63,750	62,750
Income tax expense	1,183	2,183
Real estate related depreciation and amortization	113,000	112,000
EBITDA	266,366	274,366
Impairment losses	1,076	1,076
EBITDAre	267,442	275,442
Non-cash lease expense and other amortization	5,150	5,150
Share-based compensation expense	7,000	7,000
Terminated transaction costs	1,058	1,058
Loss on debt extinguishment	5,850	5,850
Hotel pre-opening costs	500	500
Adjusted EBITDA	$287,000	$295,000

FFO and Adjusted FFO
The following tables are reconciliations of our GAAP net income to FFO and Adjusted FFO (in thousands except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024 (As Adjusted)(1)	2025	2024 (As Adjusted)(1)
Net income	$22,638	$26,557	$75,592	$59,546
Real estate related depreciation and amortization	28,340	28,356	84,388	84,542
Impairment losses	1,076	1,596	1,076	1,596
FFO	52,054	56,509	161,056	145,684
Distribution to preferred stockholders	(2,454)	(2,454)	(7,362)	(7,362)
FFO available to common stock and unit holders	49,600	54,055	153,694	138,322
Non-cash lease expense and other amortization	1,472	1,531	4,417	4,604
Share-based compensation expense (2)	2,035	1,377	5,591	6,524
Terminated transaction costs	151	—	1,058	—
Loss on debt extinguishment	5,850	—	5,850	—
Severance costs	—	—	—	20,362
Hotel pre-opening costs	135	156	479	925
Adjusted FFO available to common stock and unit holders	$59,243	$57,119	$171,089	$170,737
Adjusted FFO available to common stock and unit holders, per diluted share	$0.29	$0.27	$0.82	$0.80
Diluted weighted average shares and units	207,428	211,197	208,942	212,469
(1) Effective January 1, 2025, the Company excludes share-based compensation from its calculation of Adjusted FFO. Amounts reported for      2024 have been adjusted to reflect the current year presentation.
(2) For each of the three months ended September 30, 2025 and 2024, amounts include less than $0.1 million of non-cash realized gains related to our deferred compensation plan. For the nine months ended September 30, 2025 and 2024, amounts include $0.7 million and less than $0.1 million, respectively, of non-cash realized gains related to our deferred compensation plan.

	Full Year 2025 Guidance
	Low End	High End
Net income	$88,433	$97,433
Real estate related depreciation and amortization	113,000	112,000
Impairment losses	1,076	1,076
FFO	202,509	210,509
Distribution to preferred stockholders	(9,817)	(9,817)
FFO available to common stock and unit holders	192,692	200,692
Non-cash lease expense and other amortization	5,900	5,900
Share-based compensation expense	7,000	7,000
Terminated transaction costs	1,058	1,058
Loss on debt extinguishment	5,850	5,850
Hotel pre-opening costs	500	500
Adjusted FFO available to common stock and unit holders	$213,000	$221,000
Adjusted FFO available to common stock and unit holders, per diluted share	$1.02	$1.06
Diluted weighted average shares and units	208,500	208,500

Reconciliation of Comparable Operating Results

The following presents the revenues, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin together with comparable prior year results (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues	$285,384	$285,129	$845,957	$850,832
Hotel revenues from prior ownership (1)	—	3,333	—	7,833
Hotel revenues from sold hotel (2)	—	(7,335)	(3,077)	(24,830)
Comparable Revenues	$285,384	$281,127	$842,880	$833,835

Hotel Adjusted EBITDA	$83,168	$82,259	$240,192	$243,161
Hotel Adjusted EBITDA from prior ownership (1)	—	1,209	—	2,294
Hotel Adjusted EBITDA from sold hotel (2)	—	(1,465)	(330)	(6,199)
Comparable Hotel Adjusted EBITDA	$83,168	$82,003	$239,862	$239,256

Hotel Adjusted EBITDA Margin	29.14%	28.85%	28.39%	28.58%
Comparable Hotel Adjusted EBITDA Margin	29.14%	29.17%	28.46%	28.69%
(1) Amounts represent the pre-acquisition operating results for AC Hotel Minneapolis Downtown from January 1, 2024 to September 30, 2024. The pre-acquisition operating results were obtained from the seller of the hotel during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.
(2) Amounts represent the operating results for Westin Washington D.C. City Center sold on February 19, 2025.

Selected Quarterly Comparable Operating Information

The following table is presented to provide investors with selected quarterly comparable operating information for the Company's current portfolio of 36 hotels.

	Quarter 1, 2024	Quarter 2, 2024	Quarter 3, 2024	Quarter 4, 2024	Full Year 2024
ADR	$269.95	$292.59	$282.05	$291.24	$284.26
Occupancy	67.6%	77.5%	76.2%	69.5%	72.7%
RevPAR	$182.50	$226.83	$214.79	$202.40	$206.64
Total RevPAR	$287.09	$346.27	$318.60	$309.18	$315.28
Revenues (in thousands)	$250,491	$302,217	$281,127	$272,783	$1,106,618
Hotel Adjusted EBITDA (in thousands)	$60,047	$97,206	$82,003	$73,899	$313,155
Hotel Adjusted EBITDA Margin	23.97%	32.16%	29.17%	27.09%	28.30%
Available Rooms	872,508	872,781	882,372	882,280	3,509,941

Market Capitalization as of September 30, 2025
(in thousands)
Enterprise Value

Common equity capitalization (at September 30, 2025 closing price of $7.96/share)	$1,643,078
Preferred equity capitalization (at liquidation value of $25.00/share)	119,000
Consolidated debt (face amount)	1,100,000
Cash and cash equivalents	(145,336)
Total enterprise value	$2,716,742
Share Reconciliation

Common shares outstanding	203,904
Operating partnership units	1,135
Unvested restricted stock held by management and employees	842
Share grants under deferred compensation plan	536
Combined shares and units	206,417

Debt Summary as of September 30, 2025
(dollars in thousands)
			Outstanding
Loan	Interest Rate	Term	Principal	Maturity
Unsecured term loan	SOFR + 1.35% (1)	Variable	$500,000	January 2028 (3)
Unsecured term loan	SOFR + 1.35% (2)	Variable	300,000	January 2029 (3)
Unsecured term loan	SOFR + 1.35% (2)	Variable	300,000	January 2030
Senior unsecured credit facility	SOFR + 1.40%	Variable	—	January 2030 (3)
Total debt			1,100,000
Unamortized debt issuance costs (4)			(1,244)
Debt, net of unamortized debt issuance costs			$1,098,756

Debt Metrics
Total weighted-average interest rate (5)			5.3%
Net debt to EBITDA (6)			3.3x
Net debt/ Preferred to EBITDA (6)			3.7x
Fixed charge coverage			4.7x
Average years to maturity			3.1

(1)    Interest rate was 5.02% as of September 30, 2025, which includes the effect of interest rate swaps.
(2)    Interest rate was 5.47% as of September 30, 2025.
(3)    Maturity date may be extended for two six-month periods upon the payment of applicable fees and the satisfaction of certain customary conditions.
(4)    Excludes debt issuance costs related to our senior unsecured credit facility, which are included within Prepaid and Other Assets on the accompanying consolidated balance sheet.
(5)    Weighted-average interest rate includes the effect of interest rate swaps.
(6) Trailing 12 month Adjusted EBITDA as of September 30, 2025.

	Operating Statistics – Third Quarter
	Rooms	ADR			Occupancy			RevPAR			Total RevPAR
		3Q 2025	3Q 2024	Change	3Q 2025	3Q 2024	Change	3Q 2025	3Q 2024	Change	3Q 2025	3Q 2024	Change

AC Hotel Minneapolis Downtown (1)	245	$177.13	$183.14	(3.3)%	71.7%	72.3%	(0.6)%	$126.97	$132.46	(4.1)%	$145.13	$147.85	(1.8)%
Atlanta Marriott Alpharetta	318	$162.13	$151.36	7.1%	68.3%	65.5%	2.8%	$110.74	$99.12	11.7%	$153.08	$139.14	10.0%
Bourbon Orleans Hotel	220	$177.09	$205.99	(14.0)%	61.4%	51.1%	10.3%	$108.73	$105.26	3.3%	$148.88	$138.34	7.6%
Cavallo Point, The Lodge at the Golden Gate	142	$630.83	$603.32	4.6%	64.1%	66.8%	(2.7)%	$404.65	$402.94	0.4%	$972.16	$974.43	(0.2)%
Chicago Marriott Downtown Magnificent Mile	1,200	$268.20	$277.90	(3.5)%	78.5%	73.8%	4.7%	$210.63	$205.06	2.7%	$330.22	$311.99	5.8%
Chico Hot Springs Resort & Day Spa	117	$244.33	$231.43	5.6%	84.4%	77.8%	6.6%	$206.13	$180.10	14.5%	$458.61	$448.38	2.3%
Courtyard Denver Downtown	177	$234.38	$234.62	(0.1)%	84.8%	86.2%	(1.4)%	$198.72	$202.34	(1.8)%	$223.64	$222.48	0.5%
Courtyard New York Manhattan/Fifth Avenue	189	$324.71	$313.09	3.7%	98.8%	91.9%	6.9%	$320.75	$287.59	11.5%	$326.14	$294.94	10.6%
Courtyard New York Manhattan/Midtown East	321	$349.37	$361.67	(3.4)%	90.8%	92.6%	(1.8)%	$317.16	$334.84	(5.3)%	$326.10	$347.55	(6.2)%
Embassy Suites by Hilton Bethesda	272	$161.77	$171.55	(5.7)%	69.6%	72.9%	(3.3)%	$112.65	$125.15	(10.0)%	$132.20	$145.18	(8.9)%
Havana Cabana Key West	106	$180.26	$200.26	(10.0)%	42.3%	67.9%	(25.6)%	$76.23	$135.93	(43.9)%	$129.32	$205.44	(37.1)%
Henderson Beach Resort	270	$421.36	$448.94	(6.1)%	70.2%	61.5%	8.7%	$295.87	$276.32	7.1%	$532.37	$460.78	15.5%
Henderson Park Inn	37	$618.97	$629.44	(1.7)%	82.1%	69.4%	12.7%	$508.05	$437.13	16.2%	$846.00	$693.67	22.0%
Hilton Garden Inn New York/Times Square Central	282	$277.38	$280.91	(1.3)%	98.1%	90.2%	7.9%	$272.24	$253.27	7.5%	$304.92	$284.75	7.1%
Hotel Champlain Burlington	258	$292.04	$292.90	(0.3)%	83.3%	90.5%	(7.2)%	$243.38	$264.96	(8.1)%	$333.67	$356.19	(6.3)%
Hotel Clio	199	$332.38	$330.21	0.7%	85.9%	84.1%	1.8%	$285.36	$277.62	2.8%	$463.09	$444.31	4.2%
Hotel Emblem San Francisco	96	$188.89	$184.77	2.2%	58.7%	66.3%	(7.6)%	$110.96	$122.53	(9.4)%	$137.19	$155.02	(11.5)%
Kimpton Hotel Palomar Phoenix	242	$183.97	$173.90	5.8%	52.5%	70.0%	(17.5)%	$96.63	$121.69	(20.6)%	$171.59	$215.62	(20.4)%
Kimpton Shorebreak Fort Lauderdale Beach Resort	96	$121.60	$137.87	(11.8)%	58.1%	56.1%	2.0%	$70.67	$77.34	(8.6)%	$163.04	$166.79	(2.2)%
Kimpton Shorebreak Huntington Beach Resort	157	$346.45	$367.61	(5.8)%	87.8%	87.2%	0.6%	$304.02	$320.50	(5.1)%	$424.88	$432.24	(1.7)%
L'Auberge de Sedona	88	$640.97	$698.04	(8.2)%	52.7%	58.8%	(6.1)%	$337.58	$410.76	(17.8)%	$698.59	$736.51	(5.1)%
Lake Austin Spa Resort	40	$1,071.87	$980.21	9.4%	41.8%	49.6%	(7.8)%	$448.26	$485.84	(7.7)%	$1,148.41	$1,169.61	(1.8)%
Margaritaville Beach House Key West	186	$281.34	$301.33	(6.6)%	70.8%	72.0%	(1.2)%	$199.20	$216.95	(8.2)%	$287.52	$315.87	(9.0)%
Salt Lake City Marriott Downtown at City Creek	510	$202.16	$183.42	10.2%	70.7%	66.6%	4.1%	$142.89	$122.22	16.9%	$197.87	$167.90	17.8%
The Cliffs at L'Auberge	70	$385.83	$234.32	64.7%	26.4%	44.5%	(18.1)%	$101.79	$104.21	(2.3)%	$204.75	$218.79	(6.4)%
The Dagny Boston	403	$333.73	$313.80	6.4%	92.3%	91.5%	0.8%	$307.87	$287.06	7.2%	$338.76	$315.14	7.5%
The Gwen	311	$355.07	$326.58	8.7%	78.5%	79.0%	(0.5)%	$278.81	$257.90	8.1%	$425.56	$389.24	9.3%
The Hythe Vail	344	$289.11	$293.87	(1.6)%	68.4%	66.3%	2.1%	$197.67	$194.73	1.5%	$366.12	$353.27	3.6%
The Landing Lake Tahoe Resort & Spa	82	$550.14	$555.15	(0.9)%	83.9%	80.7%	3.2%	$461.76	$448.01	3.1%	$799.18	$759.14	5.3%
The Lindy Renaissance Charleston Hotel	167	$307.34	$314.33	(2.2)%	87.1%	83.7%	3.4%	$267.55	$262.97	1.7%	$357.41	$335.33	6.6%
The Lodge at Sonoma Resort	182	$462.55	$442.44	4.5%	79.5%	80.9%	(1.4)%	$367.71	$358.04	2.7%	$565.02	$554.41	1.9%
Tranquility Bay Beachfront Resort	103	$460.04	$452.06	1.8%	63.2%	72.8%	(9.6)%	$290.56	$328.98	(11.7)%	$385.28	$432.58	(10.9)%
Westin Boston Waterfront	793	$275.75	$283.29	(2.7)%	89.7%	91.5%	(1.8)%	$247.23	$259.28	(4.6)%	$367.80	$366.39	0.4%
Westin Fort Lauderdale Beach Resort	432	$172.32	$176.75	(2.5)%	64.4%	69.5%	(5.1)%	$110.93	$122.83	(9.7)%	$276.99	$292.94	(5.4)%
Westin San Diego Bayview	436	$223.17	$237.94	(6.2)%	82.5%	83.2%	(0.7)%	$184.15	$198.01	(7.0)%	$233.79	$259.03	(9.7)%
Worthington Renaissance Fort Worth Hotel	504	$191.17	$193.88	(1.4)%	66.1%	67.0%	(0.9)%	$126.37	$129.91	(2.7)%	$224.60	$232.89	(3.6)%
Comparable Total (2)	9,595	$281.05	$282.05	(0.4)%	76.2%	76.2%	—%	$214.21	$214.79	(0.3)%	$323.29	$318.60	1.5%

(1) Hotel was acquired on November 12, 2024. Amounts reflect the pre-acquisition operating results of the period from July 1, 2024 to September 30, 2024.
(2) Amounts include the pre-acquisition operating results of the AC Minneapolis Downtown acquired in 2024 and exclude the Westin Washington D.C. City Center which was sold in 2025.

	Operating Statistics – Year to Date
	Rooms	ADR			Occupancy			RevPAR			Total RevPAR
		YTD 2025	YTD 2024	Change	YTD 2025	YTD 2024	Change	YTD 2025	YTD 2024	Change	YTD 2025	YTD 2024	Change

AC Hotel Minneapolis Downtown (1)	245	$158.85	$173.39	(8.4)%	60.4%	59.7%	0.7%	$95.89	$103.47	(7.3)%	$110.98	$116.69	(4.9)%
Atlanta Marriott Alpharetta	318	$164.45	$157.67	4.3%	67.7%	64.8%	2.9%	$111.27	$102.15	8.9%	$156.76	$147.30	6.4%
Bourbon Orleans Hotel	220	$235.13	$240.93	(2.4)%	67.7%	68.7%	(1.0)%	$159.08	$165.54	(3.9)%	$208.23	$209.34	(0.5)%
Cavallo Point, The Lodge at the Golden Gate	142	$581.03	$578.72	0.4%	59.6%	59.9%	(0.3)%	$346.57	$346.52	—%	$900.23	$905.29	(0.6)%
Chicago Marriott Downtown Magnificent Mile	1,200	$258.90	$252.74	2.4%	64.6%	62.5%	2.1%	$167.19	$158.06	5.8%	$279.25	$265.17	5.3%
Chico Hot Springs Resort & Day Spa	117	$233.04	$205.30	13.5%	69.4%	74.0%	(4.6)%	$161.73	$152.00	6.4%	$373.10	$376.16	(0.8)%
Courtyard Denver Downtown	177	$213.38	$207.97	2.6%	80.1%	79.3%	0.8%	$170.99	$164.84	3.7%	$191.69	$183.65	4.4%
Courtyard New York Manhattan/Fifth Avenue	189	$294.81	$279.65	5.4%	97.3%	89.9%	7.4%	$286.72	$251.53	14.0%	$292.14	$258.59	13.0%
Courtyard New York Manhattan/Midtown East	321	$319.48	$324.06	(1.4)%	90.0%	92.6%	(2.6)%	$287.66	$299.98	(4.1)%	$297.05	$311.27	(4.6)%
Embassy Suites by Hilton Bethesda	272	$169.96	$175.22	(3.0)%	67.9%	71.8%	(3.9)%	$115.35	$125.78	(8.3)%	$134.84	$143.61	(6.1)%
Havana Cabana Key West	106	$270.83	$305.80	(11.4)%	72.4%	78.8%	(6.4)%	$195.97	$241.10	(18.7)%	$283.08	$320.53	(11.7)%
Henderson Beach Resort	270	$401.22	$427.29	(6.1)%	60.7%	58.9%	1.8%	$243.64	$251.66	(3.2)%	$470.89	$451.28	4.3%
Henderson Park Inn	37	$589.54	$592.59	(0.5)%	72.8%	70.5%	2.3%	$428.92	$417.70	2.7%	$715.24	$657.77	8.7%
Hilton Garden Inn New York/Times Square Central	282	$263.89	$249.13	5.9%	88.1%	89.8%	(1.7)%	$232.51	$223.67	4.0%	$262.76	$254.03	3.4%
Hotel Champlain Burlington	258	$223.85	$238.69	(6.2)%	71.6%	74.3%	(2.7)%	$160.20	$177.25	(9.6)%	$230.50	$238.23	(3.2)%
Hotel Clio	199	$319.01	$311.61	2.4%	78.5%	77.7%	0.8%	$250.31	$242.10	3.4%	$419.65	$402.30	4.3%
Hotel Emblem San Francisco	96	$207.65	$206.22	0.7%	62.1%	62.6%	(0.5)%	$128.86	$129.00	(0.1)%	$158.29	$161.29	(1.9)%
Kimpton Hotel Palomar Phoenix	242	$237.48	$224.89	5.6%	65.6%	76.0%	(10.4)%	$155.74	$170.98	(8.9)%	$255.10	$279.42	(8.7)%
Kimpton Shorebreak Fort Lauderdale Beach Resort	96	$204.54	$201.68	1.4%	72.9%	74.5%	(1.6)%	$149.04	$150.23	(0.8)%	$291.21	$270.14	7.8%
Kimpton Shorebreak Huntington Beach Resort	157	$315.75	$328.41	(3.9)%	81.1%	83.8%	(2.7)%	$256.18	$275.26	(6.9)%	$381.81	$395.12	(3.4)%
L'Auberge de Sedona	88	$785.21	$845.89	(7.2)%	67.3%	66.0%	1.3%	$528.31	$558.05	(5.3)%	$948.66	$959.16	(1.1)%
Lake Austin Spa Resort	40	$1,055.97	$1,020.45	3.5%	52.1%	59.2%	(7.1)%	$550.61	$604.45	(8.9)%	$1,354.93	$1,407.02	(3.7)%
Margaritaville Beach House Key West	186	$382.35	$402.31	(5.0)%	83.4%	84.1%	(0.7)%	$318.88	$338.15	(5.7)%	$434.13	$457.52	(5.1)%
Salt Lake City Marriott Downtown at City Creek	510	$206.36	$192.95	6.9%	70.9%	68.5%	2.4%	$146.23	$132.09	10.7%	$201.23	$181.08	11.1%
The Cliffs at L'Auberge	70	$356.63	$282.06	26.4%	12.8%	56.5%	(43.7)%	$45.52	$159.41	(71.4)%	$168.49	$313.89	(46.3)%
The Dagny Boston	403	$293.84	$274.31	7.1%	85.5%	85.9%	(0.4)%	$251.34	$235.63	6.7%	$280.84	$263.02	6.8%
The Gwen	311	$316.48	$295.55	7.1%	75.0%	75.5%	(0.5)%	$237.38	$223.12	6.4%	$358.03	$329.48	8.7%
The Hythe Vail	344	$439.91	$418.51	5.1%	61.6%	64.5%	(2.9)%	$271.08	$269.93	0.4%	$423.74	$420.88	0.7%
The Landing Lake Tahoe Resort & Spa	82	$442.14	$436.36	1.3%	64.2%	64.2%	—%	$283.84	$279.94	1.4%	$512.31	$498.39	2.8%
The Lindy Renaissance Charleston Hotel	167	$345.52	$342.25	1.0%	88.6%	88.1%	0.5%	$306.19	$301.38	1.6%	$392.85	$374.86	4.8%
The Lodge at Sonoma Resort	182	$423.67	$410.10	3.3%	71.6%	66.3%	5.3%	$303.17	$271.77	11.6%	$485.83	$441.68	10.0%
Tranquility Bay Beachfront Resort	103	$608.57	$623.30	(2.4)%	74.2%	76.0%	(1.8)%	$451.71	$473.45	(4.6)%	$579.97	$607.68	(4.6)%
Westin Boston Waterfront	793	$272.97	$263.76	3.5%	84.7%	86.4%	(1.7)%	$231.30	$228.01	1.4%	$358.71	$357.07	0.5%
Westin Fort Lauderdale Beach Resort	432	$257.61	$257.19	0.2%	75.8%	79.3%	(3.5)%	$195.37	$203.94	(4.2)%	$421.64	$440.29	(4.2)%
Westin San Diego Bayview	436	$231.56	$231.87	(0.1)%	80.7%	73.3%	7.4%	$186.76	$170.02	9.8%	$250.53	$224.65	11.5%
Westin Washington D.C. City Center	410	$254.66	$188.28	35.3%	45.4%	60.7%	(15.3)%	$115.57	$114.25	1.2%	$153.18	$146.08	4.9%
Worthington Renaissance Fort Worth Hotel	504	$202.77	$207.28	(2.2)%	72.3%	71.2%	1.1%	$146.68	$147.54	(0.6)%	$271.01	$271.93	(0.3)%
Comparable Total (2)	9,595	$285.07	$282.05	1.1%	73.4%	73.8%	(0.4)%	$209.25	$208.07	0.6%	$321.78	$317.33	1.4%

(1) Hotel was acquired on November 12, 2024. Amounts reflect the pre-acquisition operating results of the period from January 1, 2024 to September 30, 2024.
(2) Amounts include the pre-acquisition operating results of the AC Minneapolis Downtown acquired in 2024 and exclude the Westin Washington D.C. City Center which was sold in 2025.

	Hotel Adjusted EBITDA Reconciliation - Third Quarter 2025

		Net Income / (Loss)	Plus:	Plus:	Plus:	Equals: Hotel Adjusted EBITDA
	Total Revenues		Depreciation	Interest Expense	Adjustments (1)
AC Hotel Minneapolis Downtown	$3,271	$913	$298	$—	$—	$1,211
Atlanta Marriott Alpharetta	$4,479	$1,253	$393	$—	$—	$1,646
Bourbon Orleans Hotel	$3,013	$(575)	$1,136	$—	$3	$564
Cavallo Point, The Lodge at the Golden Gate	$12,700	$2,201	$1,484	$—	$94	$3,779
Chicago Marriott Downtown Magnificent Mile	$36,457	$8,815	$3,042	$6	$(397)	$11,466
Chico Hot Springs Resort & Day Spa	$4,936	$1,153	$443	$—	$(1)	$1,595
Courtyard Denver Downtown	$3,642	$1,349	$398	$—	$—	$1,747
Courtyard New York Manhattan/Fifth Avenue	$5,671	$794	$343	$282	$214	$1,633
Courtyard New York Manhattan/Midtown East	$9,631	$2,431	$541	$—	$—	$2,972
Embassy Suites by Hilton Bethesda	$3,308	$(1,582)	$480	$—	$1,435	$333
Havana Cabana Key West	$1,261	$(665)	$230	$—	$—	$(435)
Henderson Beach Resort	$13,224	$3,056	$1,112	$—	$—	$4,168
Henderson Park Inn	$2,880	$1,200	$275	$—	$—	$1,475
Hilton Garden Inn New York/Times Square Central	$7,911	$1,514	$780	$—	$—	$2,294
Hotel Champlain Burlington	$7,920	$2,063	$795	$—	$—	$2,858
Hotel Clio	$8,478	$1,792	$847	$42	$5	$2,686
Hotel Emblem San Francisco	$1,212	$(364)	$292	$—	$—	$(72)
Kimpton Hotel Palomar Phoenix	$3,820	$(962)	$573	$—	$190	$(199)
Kimpton Shorebreak Fort Lauderdale Beach Resort	$1,440	$(766)	$371	$—	$—	$(395)
Kimpton Shorebreak Huntington Beach Resort	$6,137	$2,151	$343	$—	$—	$2,494
L'Auberge de Sedona	$5,656	$(37)	$505	$—	$—	$468
Lake Austin Spa Resort	$4,226	$419	$719	$—	$—	$1,138
Margaritaville Beach House Key West	$4,920	$386	$766	$—	$—	$1,152
Salt Lake City Marriott Downtown at City Creek	$9,284	$2,192	$1,050	$—	$11	$3,253
The Cliffs at L'Auberge	$1,319	$(457)	$538	$—	$42	$123
The Dagny Boston	$12,560	$4,480	$1,580	$—	$—	$6,060
The Gwen	$12,176	$2,824	$761	$—	$—	$3,585
The Hythe Vail	$11,587	$2,806	$919	$—	$—	$3,725
The Landing Lake Tahoe Resort & Spa	$6,029	$2,635	$321	$—	$—	$2,956
The Lindy Renaissance Charleston Hotel	$5,491	$1,861	$369	$—	$—	$2,230
The Lodge at Sonoma Resort	$9,461	$2,954	$481	$—	$—	$3,435
Tranquility Bay Beachfront Resort	$3,651	$301	$472	$—	$—	$773
Westin Boston Seaport District	$26,832	$3,893	$2,315	$1,422	$(124)	$7,506
Westin Fort Lauderdale Beach Resort	$11,009	$(769)	$1,062	$—	$—	$293
Westin San Diego Bayview	$9,378	$1,078	$1,352	$—	$—	$2,430
Worthington Renaissance Fort Worth Hotel	$10,414	$1,279	$954	$—	$—	$2,233
Total	$285,384	$51,616	$28,340	$1,752	$1,472	$83,168

(1) Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.

	Hotel Adjusted EBITDA Reconciliation - Third Quarter 2024
		Net Income / (Loss)	Plus:	Plus:	Plus:	Equals: Hotel
	Total Revenues		Depreciation	Interest Expense	Adjustments (1)	Adjusted EBITDA
Atlanta Marriott Alpharetta	$4,071	$1,067	$382	$—	$—	$1,449
Bourbon Orleans Hotel	$2,800	$(900)	$937	$—	$3	$40
Cavallo Point, The Lodge at the Golden Gate	$12,730	$2,108	$1,453	$—	$94	$3,655
Chicago Marriott Downtown Magnificent Mile	$34,444	$8,595	$3,212	$6	$(397)	$11,416
Chico Hot Springs Resort & Day Spa	$4,661	$818	$418	$—	$1	$1,237
Courtyard Denver Downtown	$3,623	$1,245	$374	$—	$—	$1,619
Courtyard New York Manhattan/Fifth Avenue	$5,128	$323	$358	$—	$253	$934
Courtyard New York Manhattan/Midtown East	$10,264	$2,894	$538	$340	$—	$3,772
Embassy Suites by Hilton Bethesda	$3,633	$(1,403)	$576	$—	$1,448	$621
Havana Cabana Key West	$2,003	$(405)	$323	$—	$—	$(82)
Henderson Beach Resort	$11,403	$1,800	$1,096	$—	$—	$2,896
Henderson Park Inn	$2,361	$801	$277	$—	$—	$1,078
Hilton Garden Inn New York/Times Square Central	$7,388	$1,320	$653	$—	$—	$1,973
Hotel Champlain Burlington	$8,454	$2,440	$780	$—	$—	$3,220
Hotel Clio	$8,134	$1,185	$853	$620	$5	$2,663
Hotel Emblem San Francisco	$1,369	$(271)	$295	$—	$—	$24
Kimpton Hotel Palomar Phoenix	$4,801	$(116)	$506	$—	$193	$583
Kimpton Shorebreak Fort Lauderdale Beach Resort	$1,473	$(752)	$366	$—	$—	$(386)
Kimpton Shorebreak Huntington Beach Resort	$6,243	$2,127	$340	$—	$—	$2,467
L'Auberge de Sedona	$5,963	$482	$390	$—	$—	$872
Lake Austin Spa Resort	$4,304	$(146)	$701	$—	$—	$555
Margaritaville Beach House Key West	$5,405	$566	$763	$—	$—	$1,329
Salt Lake City Marriott Downtown at City Creek	$7,878	$1,700	$945	$—	$11	$2,656
The Cliffs at L'Auberge	$1,409	$(61)	$87	$—	$42	$68
The Dagny Boston	$11,684	$3,575	$1,532	$—	$—	$5,107
The Gwen	$11,137	$2,661	$745	$—	$—	$3,406
The Hythe Vail	$11,180	$2,628	$1,168	$—	$—	$3,796
The Landing Lake Tahoe Resort & Spa	$5,727	$2,424	$214	$—	$—	$2,638
The Lindy Renaissance Charleston Hotel	$5,152	$1,717	$362	$—	$—	$2,079
The Lodge at Sonoma Resort	$9,283	$2,736	$492	$—	$—	$3,228
Tranquility Bay Beachfront Resort	$4,099	$589	$456	$—	$—	$1,045
Westin Boston Seaport District	$26,731	$3,680	$2,412	$1,949	$(122)	$7,919
Westin Fort Lauderdale Beach Resort	$11,670	$(354)	$1,046	$—	$—	$692
Westin San Diego Bayview	$10,390	$2,014	$1,361	$—	$—	$3,375
Westin Washington D.C. City Center	$7,335	$430	$1,035	$—	$—	$1,465
Worthington Renaissance Fort Worth Hotel	$10,799	$1,239	$910	$701	$—	$2,850
Total	$285,129	$48,756	$28,356	$3,616	$1,531	$82,259
Add: Prior Ownership Results (2)	$3,333	$885	$324	$—	$—	$1,209
Less: Sold Hotel (3)	$(7,335)	$(430)	$(1,035)	$—	$—	$(1,465)
Comparable Total	$281,127	$49,211	$27,645	$3,616	$1,531	$82,003
(1) Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.
(2) Represents the pre-acquisition operating results of the AC Minneapolis Downtown acquired in 2024.
(3) Represents the operating results of the Westin Washington D.C. City Center sold in 2025.

	Hotel Adjusted EBITDA Reconciliation - Year to Date 2025
	Total Revenues	Net Income / (Loss)	Plus: Depreciation	Plus: Interest Expense	Plus: Adjustments (1)	Equals: Hotel Adjusted EBITDA

AC Hotel Minneapolis Downtown	$7,423	$1,105	$893	$—	$—	$1,998
Atlanta Marriott Alpharetta	$13,609	$4,128	$1,134	$—	$—	$5,262
Bourbon Orleans Hotel	$12,506	$1,301	$3,302	$—	$9	$4,612
Cavallo Point, The Lodge at the Golden Gate	$34,898	$4,200	$4,422	$—	$281	$8,903
Chicago Marriott Downtown Magnificent Mile	$91,482	$14,217	$9,200	$18	$(1,192)	$22,243
Chico Hot Springs Resort & Day Spa	$11,917	$1,252	$1,315	$—	$(1)	$2,566
Courtyard Denver Downtown	$9,263	$2,634	$1,167	$—	$—	$3,801
Courtyard New York Manhattan/Fifth Avenue	$15,074	$1,102	$1,028	$849	$620	$3,599
Courtyard New York Manhattan/Midtown East	$26,031	$5,487	$1,607	$—	$—	$7,094
Embassy Suites by Hilton Bethesda	$10,013	$(4,538)	$1,509	$—	$4,322	$1,293
Havana Cabana Key West	$8,192	$1,221	$779	$—	$—	$2,000
Henderson Beach Resort	$34,710	$6,153	$3,334	$—	$—	$9,487
Henderson Park Inn	$7,225	$2,593	$826	$—	$—	$3,419
Hilton Garden Inn New York/Times Square Central	$20,229	$2,400	$2,215	$—	$—	$4,615
Hotel Champlain Burlington	$16,235	$1,144	$2,357	$—	$—	$3,501
Hotel Clio	$22,799	$2,036	$2,549	$1,242	$14	$5,841
Hotel Emblem San Francisco	$4,148	$(609)	$878	$—	$—	$269
Kimpton Hotel Palomar Phoenix	$16,853	$1,448	$1,590	$—	$573	$3,611
Kimpton Shorebreak Fort Lauderdale Beach Resort	$7,632	$(142)	$1,111	$—	$—	$969
Kimpton Shorebreak Huntington Beach Resort	$16,365	$4,616	$1,023	$—	$—	$5,639
L'Auberge de Sedona	$22,791	$4,945	$1,337	$—	$—	$6,282
Lake Austin Spa Resort	$14,796	$2,049	$2,154	$—	$—	$4,203
Margaritaville Beach House Key West	$22,044	$6,815	$2,286	$—	$—	$9,101
Salt Lake City Marriott Downtown at City Creek	$28,018	$7,456	$3,160	$—	$32	$10,648
The Cliffs at L'Auberge	$3,220	$(1,545)	$978	$—	$126	$(441)
The Dagny Boston	$30,898	$6,871	$4,706	$—	$—	$11,577
The Gwen	$30,398	$4,257	$2,272	$—	$—	$6,529
The Hythe Vail	$39,795	$12,051	$3,229	$—	$—	$15,280
The Landing Lake Tahoe Resort & Spa	$11,469	$3,081	$954	$—	$—	$4,035
The Lindy Renaissance Charleston Hotel	$17,911	$6,952	$1,101	$—	$—	$8,053
The Lodge at Sonoma Resort	$24,139	$6,171	$1,452	$—	$—	$7,623
Tranquility Bay Beachfront Resort	$16,308	$3,754	$1,405	$—	$—	$5,159
Westin Boston Seaport District	$77,653	$7,875	$6,917	$5,188	$(367)	$19,613
Westin Fort Lauderdale Beach Resort	$49,727	$8,732	$3,290	$—	$—	$12,022
Westin San Diego Bayview	$29,820	$4,513	$4,050	$—	$—	$8,563
Westin Washington D.C. City Center	$3,077	$330	$—	$—	$—	$330
Worthington Renaissance Fort Worth Hotel	$37,289	$7,141	$2,858	$940	$—	$10,939
Total	$845,957	$143,196	$84,388	$8,237	$4,417	$240,192
Less: Sold Hotel (2)	$(3,077)	$(330)	$—	$—	$—	$(330)
Comparable Total	$842,880	$142,866	$84,388	$8,237	$4,417	$239,862
(1) Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.
(2) Represents the operating results of the Westin Washington D.C. City Center sold in 2025.

	Hotel Adjusted EBITDA Reconciliation - Year to Date 2024
		Net Income /(Loss)	Plus:	Plus:	Plus:	Equals: Hotel
	Total Revenues		Depreciation	Interest Expense	Adjustments (1)	Adjusted EBITDA
Atlanta Marriott Alpharetta	$12,834	$3,517	$1,105	$—	$—	$4,622
Bourbon Orleans Hotel	$12,619	$1,550	$2,694	$—	$(23)	$4,221
Cavallo Point, The Lodge at the Golden Gate	$35,223	$4,283	$4,324	$—	$281	$8,888
Chicago Marriott Downtown Magnificent Mile	$87,188	$15,319	$9,685	$18	$(1,192)	$23,830
Chico Hot Springs Resort & Day Spa	$11,647	$620	$1,201	$—	$4	$1,825
Courtyard Denver Downtown	$8,907	$2,587	$1,085	$—	$—	$3,672
Courtyard New York Manhattan/Fifth Avenue	$13,391	$(239)	$1,041	$—	$760	$1,562
Courtyard New York Manhattan/Midtown East	$27,378	$4,630	$1,554	$2,086	$—	$8,270
Embassy Suites by Hilton Bethesda	$10,703	$(4,368)	$1,789	$—	$4,368	$1,789
Havana Cabana Key West	$9,310	$1,607	$1,065	$—	$—	$2,672
Henderson Beach Resort	$33,139	$4,697	$3,249	$—	$—	$7,946
Henderson Park Inn	$6,668	$2,029	$818	$—	$—	$2,847
Hilton Garden Inn New York/Times Square Central	$19,628	$2,301	$1,953	$—	$—	$4,254
Hotel Champlain Burlington	$16,841	$2,233	$1,975	$—	$—	$4,208
Hotel Clio	$21,936	$1,623	$2,497	$1,859	$14	$5,993
Hotel Emblem San Francisco	$4,242	$(621)	$910	$—	$—	$289
Kimpton Hotel Palomar Phoenix	$18,527	$2,791	$1,471	$—	$584	$4,846
Kimpton Shorebreak Fort Lauderdale Beach Resort	$7,106	$(577)	$1,074	$—	$—	$497
Kimpton Shorebreak Huntington Beach Resort	$16,997	$4,991	$1,061	$—	$—	$6,052
L'Auberge de Sedona	$23,127	$5,303	$1,121	$—	$—	$6,424
Lake Austin Spa Resort	$15,421	$1,550	$2,083	$—	$—	$3,633
Margaritaville Beach House Key West	$23,317	$7,386	$2,064	$—	$—	$9,450
Salt Lake City Marriott Downtown at City Creek	$25,304	$6,425	$2,828	$—	$49	$9,302
The Cliffs at L'Auberge	$6,020	$1,047	$265	$—	$126	$1,438
The Dagny Boston	$29,043	$5,278	$4,718	$—	$—	$9,996
The Gwen	$28,076	$3,722	$2,475	$—	$—	$6,197
The Hythe Vail	$39,671	$12,333	$3,520	$—	$—	$15,853
The Landing Lake Tahoe Resort & Spa	$11,198	$2,967	$653	$—	$—	$3,620
The Lindy Renaissance Charleston Hotel	$17,153	$6,395	$1,143	$—	$—	$7,538
The Lodge at Sonoma Resort	$22,026	$4,471	$1,615	$—	$—	$6,086
Tranquility Bay Beachfront Resort	$17,150	$4,048	$1,361	$—	$—	$5,409
Westin Boston Seaport District	$77,585	$7,568	$7,336	$5,842	$(367)	$20,379
Westin Fort Lauderdale Beach Resort	$52,237	$10,671	$3,182	$—	$—	$13,853
Westin San Diego Bayview	$26,838	$4,099	$3,761	$—	$—	$7,860
Westin Washington D.C. City Center	$24,830	$2,968	$3,231	$—	$—	$6,199
Worthington Renaissance Fort Worth Hotel	$37,552	$6,809	$2,635	$2,100	$—	$11,544
Total	$850,832	$142,013	$84,542	$11,905	$4,604	$243,161
Add: Prior Ownership Results (2)	$7,833	$1,322	$972	$—	$—	$2,294
Less: Sold Hotel (3)	$(24,830)	$(2,968)	$(3,231)	$—	$—	$(6,199)
Comparable Total	$833,835	$140,367	$82,283	$11,905	$4,604	$239,256
(1) Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.
(2) Represents the pre-acquisition operating results of the AC Minneapolis Downtown acquired in 2024.
(3) Represents the operating results of the Westin Washington D.C. City Center sold in 2025.